EXHIBIT 99

Press Release	Source: First Acceptance Corporation
Contact: Steve Harrison (615) 844-2885
First Acceptance Corporation Announces Date for Release of Fourth Quarter and Fiscal Year 2006 Financial Results
NASHVILLE, TN, July 25, 2006 /Businesswire-FirstCall/ — First Acceptance Corporation (NYSE: FAC) today announced that it expects to release its financial results for the fourth quarter and fiscal year ended June 30, 2006 on September 13, 2006.
     First Acceptance Corporation provides non-standard private passenger automobile insurance, primarily through employee-agents. As of June 30, 2006, the Company leased and operated 460 retail offices in 12 states. The Company’s insurance company subsidiaries are licensed to do business in 24 states.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.